EXL REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS

2020 Fourth Quarter Revenues of $249.0 Million, down 3.1% year-over-year
Q4 Diluted EPS (GAAP) of $0.94, up from $0.62 in Q4 of 2019
Q4 Adjusted Diluted EPS (Non-GAAP) (1) of $1.14, up from $0.79 in Q4 of 2019

2020 Revenues of $958.4 Million, down 3.3% year-over-year
2020 Diluted EPS (GAAP) of $2.59, up from $1.95 in 2019
2020 Adjusted Diluted EPS (Non-GAAP) (1) of $3.53, up from $3.09 in 2019

New York, NY – February 25, 2021 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter and full year ended December 31, 2020.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong fourth quarter with revenue of $249.0 million and full year revenue of $958.4 million. Our adjusted diluted EPS for the year was a record $3.53, a 14% increase. 2020 was a transformative year for EXL. We proved the resiliency of our business model by effectively navigating pandemic related challenges. We focused on employee safety, strengthened our client relationships and expanded our profit margins. Our strengths in operations management, digital transformation and analytics are resonating with clients as they pursue their strategic goals in the new market environment. We see opportunities to grow revenue and profitability with a robust pipeline as we look ahead to 2021.”

Maurizio Nicolelli, Chief Financial Officer, said, “We ended 2020 with good momentum in our business and a very healthy balance sheet. In 2020, we generated $203.0 million in cash flow from operations and ended the year with $403.0 million in cash and short-term investments. Total borrowings were $239.0 million with a net cash position of $164.0 million. Our 2021 guidance follows the medium term targets we communicated at our investor day in November 2020. We expect 2021 revenue to be in the range of $1.04 billion to $1.06 billion, representing a 9% to 11% increase year-over-year. We expect adjusted diluted EPS to be in the range of $3.90 to $4.05, representing a 10% to 15% increase over the prior year.”

______________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

Financial Highlights: Fourth Quarter 2020
Effective January 1, 2020, we made certain operational and structural changes to manage and report financial information through our four reportable segments: Insurance, Healthcare, Emerging Business and Analytics. Financial information for historical periods are recast to conform to the current presentation. For details regarding the change in segments, refer to our report on Form 10-K for the year ended December 31, 2020.

•Revenues for the quarter ended December 31, 2020 decreased to $249.0 million compared to $256.9 million for the fourth quarter of 2019, a decrease of 3.1% on both reported basis and on a constant currency basis from the fourth quarter of 2019. Revenues increased by 3.3% sequentially on a reported basis and 3.1% on a constant currency basis, from the third quarter of 2020.

	Revenues			Gross Margin
	Three months ended			Three months ended
	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2020	December 31, 2019	September 30, 2020
Reportable Segments
	(dollars in millions)
Insurance	$88.9	$88.5	$87.8	35.9%	30.3%	35.3%
Healthcare	24.2	27.9	25.1	34.2%	24.3%	28.4%
Emerging Business	37.8	46.8	37.6	45.0%	43.6%	44.7%
Analytics	98.1	93.7	90.5	41.7%	37.0%	37.6%
Total revenues, net	$249.0	$256.9	$241.0	39.4%	34.5%	36.9%

•Operating income margin for the quarter ended December 31, 2020 was 15.4%, compared to an operating income margin of 9.1% for the fourth quarter of 2019 and operating income margin of 14.3% for the third quarter of 2020. During the quarter ended December 31, 2019, we recorded impairment and restructuring charges of $1.4 million related to the wind down of the Health Integrated business, which reduced our operating income margin by 50 basis points. Adjusted operating income margin for the quarter ended December 31, 2020 was 19.7% compared to 13.3% for the fourth quarter of 2019 and 19.2% for the third quarter of 2020.

•Diluted earnings per share for the quarter ended December 31, 2020 was $0.94 compared to $0.62 for the fourth quarter of 2019 and $0.76 for the third quarter of 2020. During the quarter ended December 31, 2019, we recorded impairment and restructuring charges of $1.4 million related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.03. Adjusted diluted earnings per share for the quarter ended December 31, 2020 was $1.14 compared to $0.79 for the fourth quarter of 2019 and $1.04 for the third quarter of 2020.

Financial Highlights: Full Year 2020

•Revenues for the year ended December 31, 2020 decreased to $958.4 million compared to $991.3 million for the year ended December 31, 2019, a decrease of 3.3% on a reported basis and 3.0% on a constant currency basis.

	Revenues		Gross Margin
	Year ended		Year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Reportable Segments
	(dollars in millions)
Insurance	$341.8	$346.4	32.2%	31.1%
Healthcare	101.2	97.5	27.8%	20.9%
Emerging Business	152.7	190.1	41.4%	42.9%
Analytics	362.7	357.3	36.7%	35.3%
Total Revenues, net	$958.4	$991.3	34.9%	33.9%

•Operating income margin for the year ended December 31, 2020 was 11.5% compared to 7.7% for the year ended December 31, 2019. During the year 2019, we recorded impairment and restructuring charges of $8.7 million related to the wind down of the Health Integrated business, which reduced our operating income margin by approximately 90 basis points. Adjusted operating income margin for the year ended December 31, 2020 was 15.9% compared to 13.4% for the year ended December 31, 2019.

•Diluted earnings per share for the year ended December 31, 2020 was $2.59 compared to $1.95 for the year ended December 31, 2019. During the year 2019, we recorded impairment and restructuring charges of $8.7 million related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.19. Adjusted diluted earnings per share for the year ended December 31, 2020 was $3.53 compared to $3.09 for the year ended December 31, 2019.

•During the quarter ended March 31, 2020, COVID-19 did not have a significant impact on our business, however, in subsequent quarters, COVID-19 materially impacted us. We took actions to adapt our delivery to a “work from home” model while also focusing on helping our employees and instituting temporary cost reduction measures, certain of which were reversed as of December 31, 2020. Additional information on the impacts of COVID-19 on our business will be included in our upcoming Annual Report on Form 10-K for the year ended December 31, 2020.

Business Highlights: Fourth Quarter 2020
•Won 15 new clients in the fourth quarter of 2020, with nine in our operations management businesses and six in Analytics. For 2020, we won 45 new clients, with 22 in operations management businesses and 23 in Analytics.
•Recognized as a Leader in The Forrester Wave™: Insights-Driven Business Process Outsourcing, Q4 2020.
•Positioned as a Leader in the Everest Group Advanced Analytics & Insights (AA&I) Services PEAK Matrix® Assessment 2021.

2021 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 73.0, British Pound to U.S. Dollar exchange rate of 1.39, U.S. Dollar to the Philippine Peso exchange rate of 48.0 and all other currencies at current exchange rates, we are providing the following 2021 guidance:

•Revenue of $1.04 billion to $1.06 billion, representing an increase of 9% to 11% on a reported basis, and 8% to 10% on a constant currency basis, from 2020.

•Adjusted diluted earnings per share of $3.90 to $4.05, representing an increase of 10% to 15% from 2020.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, February 25, 2021 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 31,900 professionals in locations throughout the United States, the United Kingdom, Europe, India, the Philippines, Colombia, Canada, Australia and South Africa. EXL serves customers in multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2020	2019	2020	2019
Revenues, net	$958,434	$991,346	$248,953	$256,872
Cost of revenues (1)	623,936	655,490	150,792	168,262
Gross profit (1)	334,498	335,856	98,161	88,610
Operating expenses:
General and administrative expenses	113,891	126,909	29,390	33,560
Selling and marketing expenses	60,123	71,842	17,326	17,846
Depreciation and amortization expense	50,462	51,981	13,182	12,515
Impairment and restructuring charges	—	8,671	—	1,375
Total operating expenses	224,476	259,403	59,898	65,296
Income from operations	110,022	76,453	38,263	23,314
Foreign exchange gain, net	4,432	3,752	980	281
Interest expense	(11,190)	(13,612)	(2,607)	(2,986)
Other income, net	12,065	16,507	2,826	3,419
Income before income tax expense and earnings from equity affiliates	115,329	83,100	39,462	24,028
Income tax expense	25,626	15,172	7,209	2,601
Income before earnings from equity affiliates	89,703	67,928	32,253	21,427
Loss from equity-method investment	227	269	35	71
Net income attributable to ExlService Holdings, Inc. stockholders	$89,476	$67,659	$32,218	$21,356
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$2.61	$1.97	$0.95	$0.62
Diluted	$2.59	$1.95	$0.94	$0.62
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,273,388	34,350,150	33,882,013	34,253,308
Diluted	34,555,164	34,732,683	34,370,023	34,696,896
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	December 31, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$218,530	$119,165
Short-term investments	184,286	202,238
Restricted cash	4,690	5,453
Accounts receivable, net	147,635	171,864
Prepaid expenses	11,344	13,246
Advance income tax, net	5,684	4,698
Other current assets	37,109	24,594
Total current assets	609,278	541,258
Property and equipment, net	92,875	79,142
Operating lease right-of-use assets	91,918	86,396
Restricted cash	2,299	2,426
Deferred tax assets, net	7,749	11,855
Intangible assets, net	59,594	73,982
Goodwill	349,088	349,529
Other assets	32,099	36,016
Investment in equity affiliate	2,957	2,484
Total assets	$1,247,857	$1,183,088
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,992	$6,564
Current portion of long-term borrowings	25,000	40,867
Deferred revenue	32,649	13,436
Accrued employee costs	67,645	68,885
Accrued expenses and other current liabilities	66,410	74,017
Current portion of operating lease liabilities	18,894	24,148
Income taxes payable, net	3,488	1,432
Total current liabilities	221,078	229,349
Long-term borrowings, less current portion	201,961	194,131
Operating lease liabilities, less current portion	84,874	74,709
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	847	966
Other non-current liabilities	18,135	12,142
Total liabilities	528,685	513,087
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,968,053 shares issued and 33,559,435 shares outstanding as of December 31, 2020 and 38,480,654 shares issued and 34,185,241 shares outstanding as of December 31, 2019	39	39
Additional paid-in capital	420,976	391,240
Retained earnings	641,379	551,903
Accumulated other comprehensive loss	(74,984)	(84,892)
Total including shares held in treasury	987,410	858,290
Less: 5,408,618 shares as of December 31, 2020 and 4,295,413 shares as of December 31, 2019, held in treasury, at cost	(268,238)	(188,289)
Stockholders' equity	719,172	670,001
Total equity	719,172	670,001
Total liabilities and stockholders’ equity	$1,247,857	$1,183,088

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect any non-recurring tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 71.35 during the quarter ended December 31, 2019 to 73.74 during the quarter ended December 31, 2020, representing an appreciation of 3.4%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 50.73 during the quarter ended December 31, 2019 to 48.16 during the quarter ended December 31, 2020, representing a depreciation of 5.1%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.30 during the quarter ended December 31, 2019 to 1.33 during the quarter ended December 31, 2020, representing a depreciation of 2.2%.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2020 and 2019, the three months ended December 31, 2020 and 2019 and the three months ended September 30, 2020:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2020	2019	2020	2019	2020
Net income (GAAP)	$89,476	$67,659	$32,218	$21,356	$26,418
add: Income tax expense/(benefit)	25,626	15,172	7,209	2,601	8,490
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(5,080)	(6,378)	(1,164)	(643)	(502)
Income from operations (GAAP)	$110,022	$76,453	$38,263	$23,314	$34,406
add: Stock-based compensation expense	28,235	26,070	7,385	4,532	8,346
add: Amortization of acquisition-related intangibles	14,412	21,558	3,415	4,974	3,413
add: Impairment and restructuring charges (a)	—	8,671	—	1,375	—
Adjusted operating income (Non-GAAP)	$152,669	$132,752	$49,063	$34,195	$46,165
Adjusted operating income margin as a % of Revenues (Non-GAAP)	15.9%	13.4%	19.7%	13.3%	19.2%
add: Depreciation	36,050	30,423	9,767	7,541	9,012
Adjusted EBITDA (Non-GAAP)	$188,719	$163,175	$58,830	$41,736	$55,177
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	19.7%	16.5%	23.6%	16.2%	22.9%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2020	2019	2020	2019	2020
Net income (GAAP)	$89,476	$67,659	$32,218	$21,356	$26,418
add: Stock-based compensation expense	28,235	26,070	7,385	4,532	8,346
add: Amortization of acquisition-related intangibles	14,412	21,558	3,415	4,974	3,413
add: Impairment and restructuring charges (a)	—	8,671	—	1,375	—
add: Non-cash interest expense related to convertible senior notes	2,616	2,472	673	636	654
subtract: Other non-recurring benefits (b)	(556)	(761)	—	—	—
subtract: Effect of other non-recurring tax benefits (c)	(20)	(3,134)	(1,340)	(1,663)	—
subtract: Tax impact on stock-based compensation expense (d)	(8,330)	(7,986)	(2,099)	(2,144)	(1,836)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,374)	(4,621)	(798)	(1,042)	(798)
subtract: Tax impact on impairment and restructuring charges	—	(2,140)	—	(352)	—
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(648)	(606)	(168)	(159)	(162)
add: Tax impact on other non-recurring benefits	137	186	—	—	—
Adjusted net income (Non-GAAP)	$121,948	$107,368	$39,286	$27,513	$36,035
Adjusted diluted earnings per share (Non-GAAP)	$3.53	$3.09	$1.14	$0.79	$1.04

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude non-recurring benefits related to wind down of the Health Integrated business.
(c) To exclude non-recurring tax expense/(benefits) related to certain deferred tax assets and liabilities.
(d) Tax impact includes $2,378 and $2,306 for the year ended December 31, 2020 and 2019 respectively, $504 and $1,211 during the three months ended December 31, 2020 and 2019 respectively, and $52 during the three months ended September 30, 2020 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com